Exhibit 99.1

Supreme Industries Reports Higher Sales and Earnings

for 2016 Third Quarter and Year-to-Date

Third Quarter Net Income Increases 79% on 15% Higher Sales

Goshen, Ind. — October 20, 2016 — Supreme Industries, Inc. (NYSE MKT: STS), a leading manufacturer of specialized commercial vehicles including truck bodies and specialty vehicles, today announced improved financial results for its third quarter and nine-months ended September 24, 2016.

2016 Third-Quarter Results

Consolidated net sales grew 15.4%, in the third quarter, to $74.8 million, compared with $64.8 million in last year’s third quarter. Higher sales volume in the quarter improved capacity utilization, enhancing margins in addition to a favorable mix. Gross margin expanded to 23.0% of sales in the third quarter of 2016, compared with 19.5% of sales in the same quarter of 2015. Operating income improved 95.5% in the quarter, reaching $7.9 million, versus $4.1 million in last year’s third quarter.

Net income was up 78.7%, increasing to $5.0 million in the third quarter of 2016, versus net income of $2.8 million in the same quarter of 2015. Net earnings per diluted share increased to $0.29 per share, up from $0.16 per share in last year’s comparable quarter.

“Higher sales of dry freight vans, insulated bodies and Spartan service bodies helped achieve meaningful year-over-year sales growth in the third quarter of this year,” said Mark Weber, President and Chief Executive Officer.

2016 Nine-Months Results

Consolidated net sales increased 12.5% in the year-to-date period, reaching $237.1 million, and up from $210.7 million during the first nine months of 2015. The sales growth for the nine-month period was the result of core market expansion in the first half of the year and continued growth in target account medium duty sales.

As a percentage of net sales, gross margin expanded from 18.8% last year to 23.1% in the 2016 nine-month period. Operating income increased 93.0% to $26.2 million in 2016, compared with $13.6 million last year. Net income was $17.1 million, or $0.99 per diluted share in the nine-months, which was up from $9.1 million, or $0.53 per diluted share, in last year’s comparable period.

At the end of the third quarter of 2016, order backlog was $58.1 million, which was down from the $74.4 million in order backlog at the end of last year’s same quarter. The timing of several large orders increased the backlog at the end of the third quarter 2015.

Supreme Industries, Inc.
2581 East Kercher Road • PO Box 463 • Goshen, IN 46527

“During the first nine months of 2016, we increased sales with support from customers who value our customer-centric approach to optimized solutions, product durability and best-in-class lead times,” Weber added, “However, industry-wide growth in commercial truck sales decelerated during the summer months, suggesting moderate order activity through year end.”

Working capital increased to $67.6 million at September 24, 2016, compared with $51.6 million at December 26, 2015. Cash flow from operating activities improved to $15.7 million from $1.2 million in 2015. The Company ended the quarter with $23.0 million in cash and cash equivalents, and with $7.8 million in total debt. Stockholders’ equity increased to $104.5 million at September 24, 2016, compared with $88.6 million at December 26, 2015, increasing book value per share to $6.20 per share at quarter end, compared with $5.32 per share at the end of 2015.

Conference Call Information

A conference call will be held at 9:00 a.m. ET on Friday, October 21, 2016, to review the third quarter and nine-month results. To participate in the live call, please dial 888-349-0089 (International: 412-902-4296) 10 minutes before the call begins, or at 8:50 a.m. ET. The conference ID is 10094147. The call also will be streamed live and can be accessed at www.supremecorp.com. Those unable to participate in the live conference call may access a replay, which will be available on Supreme’s website for approximately 30 days.

About Supreme Industries

Supreme Industries, Inc. (NYSE MKT: STS), is a nationwide manufacturer of truck bodies and specialty vehicles produced to the specifications of its customers. The Company’s transportation equipment products are used by a wide variety of industrial, commercial and law enforcement customers.

News releases and other information on the Company are available online at: www.supremecorp.com or www.b2i.us/irpass.asp?BzID=1482&to=ea&s=0

Other than historical facts contained herein, the matters set forth in this news release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended, and reflect the view of management with respect to future events. When used in this report, words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan” and similar expressions, as they relate to Supreme or its plans or operations, identify forward-looking statements. Such forward-looking statements are based on assumptions made by, and information currently available to, management. Although management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that the expectations reflected in such forward-looking statements are reasonable, and it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from such expectations include, without limitation, an economic slowdown in the specialized vehicle industry, limitations on the availability of chassis on which Supreme’s product is dependent, availability of raw materials, raw material cost increases, interest rate increases, a change in the number of vehicles subject to a recall, changes in the costs of implementing the recall, actions by NHTSA, including fines and/or penalties, or limitations on the availability of materials used to implement the recall. Furthermore, Supreme can provide no assurance that any raw material cost increases can be passed on to its customers through implementation of price increases for Supreme’s products. The forward-looking statements contained herein reflect the current view of management with respect to future events and are subject to those factors and other risks, uncertainties and assumptions relating to the operations, results of operations, cash flows and financial position of Supreme. Supreme assumes no obligation to update the forward-looking statements or to update the reasons actual results could differ from those contemplated by such forward-looking statements.

Investor Relations Contact:

Matthew J. Dennis, CFA

Supreme Investor Relations

574-228-4130

—FINANCIAL RESULTS FOLLOW—

Supreme Industries, Inc. and Subsidiaries

Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended		Nine Months Ended
	Sept. 24,	Sept. 26,	Sept. 24,	Sept. 26,
	2016	2015	2016	2015
Net sales	$74,790,098	$64,818,118	$237,111,672	$210,708,719
Cost of sales	57,553,194	52,175,728	182,301,806	171,153,245
Gross profit	17,236,904	12,642,390	54,809,866	39,555,474

Selling, general and administrative expenses	9,509,950	8,693,633	28,882,781	26,394,787
Other income	(206,976)	(110,133)	(264,392)	(408,648)
Operating income	7,933,930	4,058,890	26,191,477	13,569,335

Interest (income) expense	92,097	(72,004)	238,225	199,658
Income before income taxes	7,841,833	4,130,894	25,953,252	13,369,677
Income tax expense	2,844,510	1,334,000	8,900,404	4,293,000

Net income	$4,997,323	$2,796,894	$17,052,848	$9,076,677

Income per share:
Basic	$0.29	$0.17	$1.01	$0.54
Diluted	0.29	0.16	0.99	0.53

Shares used in the computation of income per share:
Basic	16,998,110	16,764,923	16,933,093	16,663,607
Diluted	17,233,784	17,062,801	17,207,476	16,984,060

Supreme Industries, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

	Sept. 24, 2016	Dec. 26, 2015
Assets
Current assets	$89,538,554	$74,933,534
Property, plant and equipment, net	46,230,761	46,186,364
Other assets	381,125	609,815
Total assets	$136,150,440	$121,729,713

Liabilities
Current liabilities	$21,909,069	$23,335,811
Long-term liabilities	9,734,664	9,805,473
Total liabilities	31,643,733	33,141,284
Total stockholders’ equity	104,506,707	88,588,429
Total liabilities and stockholders’ equity	$136,150,440	$121,729,713